                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

     SIGMA ALDRICH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:  3/28/01

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           SIGMA-ALDRICH CORPORATION

                              3050 Spruce Street

                           St. Louis, Missouri 63103

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held May 1, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sigma-Aldrich Corporation will be held at Firstar Bank, N.A., 721 Locust Street, St. Louis, Missouri 63101, on Tuesday, May 1, 2001, at 11:00 A.M., Central Daylight Time, for the following purposes:

  1. To elect eight directors; and

  2. To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record as of the close of business on March 2, 2001 are entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Michael R. Hogan, Secretary
                                          Michael R. Hogan, Secretary

March 28, 2001

Your vote is important. You may vote in any one of the following ways:

      . Use the toll-free telephone number shown on the proxy card.

      . Use the internet web site shown on the proxy card.

      . Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

                           SIGMA-ALDRICH CORPORATION

                                PROXY STATEMENT

                        Annual Meeting of Shareholders

                                  May 1, 2001

The enclosed proxy is solicited by the Board of Directors (the "Board") of Sigma-Aldrich Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at Firstar Bank, N.A., 721 Locust Street, St. Louis, Missouri 63101, on Tuesday, May 1, 2001, and any adjournments thereof. Any shareholder giving the proxy has the power to revoke it at any time before it is voted by (i) written notice mailed to Proxy Services, P.O. Box 9141, Farmingdale, New York 11735-9769, by (ii) submitting a later-dated proxy, or by (iii) attending the meeting and casting a contrary vote. If the proxy is not so revoked or not revoked in person at the Meeting, such proxy will be voted either as designated or, if no designation is made, will be voted in favor of the nominees for directors.

Shareholders of record as of the close of business on March 2, 2001 are entitled to notice and will be entitled to vote at the Meeting and at any adjournments thereof. As of the close of business on March 2, 2001, there were a total of 75,399,947 shares of common stock outstanding and entitled to vote. Shareholders will be entitled to one vote for each share held on all matters, including the election of directors.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by employees of the Company without additional compensation. The Company also may retain a professional proxy solicitor to assist in soliciting proxies. The solicitor's fee is estimated at $5,000 to $10,000 plus expenses, depending upon the extent of the solicitor's activities. Brokers, dealers, banks and their nominees will be requested to forward proxy material to the beneficial owners of stock held by them of record and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses upon their request.

This Proxy Statement and accompanying form of proxy are first being sent to shareholders on or about March 28, 2001.

The mailing address of the Company's principal executive office is 3050 Spruce Street, St. Louis, Missouri 63103.

                             ELECTION OF DIRECTORS

Eight directors of the Company are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. The persons named as proxies in the accompanying proxy card intend to vote for the election of the nominees named below. If for any reason any of the nominees are unavailable, the persons named as proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

Nominees for Board of Directors

Following are the nominees for directors of the Company, their principal occupation, background, period of service as a director of the Company, other directorships, and age. All of the nominees are presently directors of the Company and were elected to their present terms as directors at the 2000 Annual Meeting of Shareholders. There are no family relationships between any of the directors or between any of the directors and any executive officer of the Company or its subsidiaries.

 Nina V. Fedoroff         Director, Life Sciences Consortium & Biotechnology
                          Institute and Willaman Professor of Life Sciences at
                          Pennsylvania State University, State College,
                          Pennsylvania, for more than five years. Director of
                          the National Science Board since September 2000. She
                          has been a director of the Company since 1996. Age
                          58.

 David R. Harvey          Chairman of the Board, President and Chief Executive
                          Officer of the Company. Dr. Harvey has been Chairman
                          of the Board since January 1, 2001. He has been
                          President of the Company for more than five years and
                          was elected Chief Executive Officer in November 1999.
                          He served as Chief Operating Officer for more than
                          five years until November 1999. He has been a
                          director of the Company since 1981. Age 61.

 David M. Kipnis          Distinguished University Professor of Medicine,
                          Washington University School of Medicine, St. Louis,
                          Missouri, for more than five years. He has been a
                          director of the Company since 1984. Age 73.

 Andrew E. Newman         Chairman of the Board and Chief Executive Officer of
                          Race Rock International, a theme restaurant company,
                          for more than five years. He has been a director of
                          the Company since 1989. He is also a director of Lee
                          Enterprises, Inc. Age 56.

 William C. O'Neil, Jr.   Former Chief Executive Officer, Tuitionfund.com, a
                          provider of savings for higher education, Nashville,
                          Tennessee. He was Chief Executive Officer of
                          Tuitionfund.com from January 1999 until December
                          2000. He served as Chairman of the Board of Atrix
                          Laboratories Inc., Fort Collins, Colorado; a drug
                          delivery company from 1995 to February 2000. He was
                          Chairman of the Board, President and Chief Executive
                          Officer of ClinTrials Research, Inc., a clinical
                          research services company, Nashville, Tennessee, for
                          more than five years until 1998. He has been a
                          director of the Company since 1987. He is also a
                          director of American Healthcorp, Advocat, Inc., and
                          Central Parking, Inc. Age 66.

 Jerome W. Sandweiss      Former Of Counsel, Blumenfeld, Kaplan & Sandweiss,
                          P.C., Attorneys at Law, St. Louis, Missouri. He was
                          Of Counsel at Blumenfeld, Kaplan & Sandweiss, P.C.
                          for more than five years until January 1, 2001. He
                          has been a director of the Company since 1975. Age
                          76.

D. Dean Spatz    Chairman of the Board, President and Chief Executive Officer of
                 Osmonics, Inc., a manufacturer of water purification, fluid separation and fluid handling products and equipment, Minnetonka,
                 Minnesota, for more than five years. He has been a director of the
                 Company since 1994. He is also a director of Osmonics, Inc. and
                 S.I. Technologies, Inc. Age 57.

Thomas N. Urban  Former Chairman of the Board of Pioneer Hi-Bred International,
                 Inc., a developer and producer of hybrid corn and other seeds, Des
                 Moines, Iowa. He served as Chairman of the Board of Pioneer Hi-Bred
                 International, Inc. for more than five years until December 1996 and as President of Pioneer Hi-Bred International, Inc. for more than five years until September 1995. Mr. Urban has been a director of the Company since 1990. Age 66.


Directors Meetings and Committees

The Board of Directors met at regular and special meetings on eight separate occasions during 2000. The Board of Directors has three committees which function throughout the year. The Audit Committee, of which Ms. Fedoroff and Messrs. Newman, Sandweiss and Spatz (Chairman) are members, met six times in the past year. The members of the Audit Committee meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) financial reports and other financial information provided by the Company to any governmental body or the public, (ii) the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established and (iii) the Company's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such independent auditors, the Company's internal auditor, the CEO and the principal financial, accounting and planning personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Shareholders and other related matters. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter attached to this proxy statement as Attachment A.

The Compensation Committee, consisting of Messrs. Newman, O'Neil (Chairman) and Urban, reviews all areas of executive compensation and advancement within the Company. The Committee held one meeting in the past year.

The Nominating Committee, of which Dr. Kipnis and Messrs. O'Neil (Chairman) and Urban are members, recommends nominees to the Board of Directors. It will consider nominees recommended by shareholders for election to the Board of Directors provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Company. In February of each year, the Nominating Committee generally proposes to the Board nominees for directors to be elected at the Company's Annual Meeting of Shareholders. Therefore, in order to be considered by the Nominating Committee, prospective nominee recommendations should be received by the Secretary no later than January 15th. The Committee held two meetings in the past year.

Each director attended at least 75% of the aggregate of the meetings of the Board and its Committees on which they served during 2000.

Director Compensation and Transactions

Directors who are not employed or retained as legal counsel by the Company were compensated by an annual fee of $12,000 in 2000. The Directors also received $3,000 for each director meeting attended plus reimbursement of their travel expenses. The Directors participated in four conference calls during the year and received $1,500 per call for their participation. For each Audit Committee meeting held on dates other than regularly scheduled Board meeting dates or outside of normal Board meeting hours, the Audit Committee Chairman received $2,000 plus reimbursement of his travel expenses and other members of the Audit Committee received $1,000 plus reimbursement of their travel expenses. Audit Committee members participated in three conference calls during the year and received $500 per call for their participation, with the exception of the Audit Committee Chairman, who received $1,000 per call for his participation. Members of the Compensation Committee and the Nominating Committee received $500 plus reimbursement of their travel expenses for each committee meeting attended on dates other than regularly scheduled Board meeting dates or outside of normal Board meeting hours.

On February 17, 1998, the Company adopted the Director's Non-Qualified Share Option Plan of 1998 ("the Directors' Plan"). The Directors Plan permits the award of non-qualified stock options to purchase up to 400,000 shares of the Company's common stock to those members of the Board of Directors who are not employees of the Company, who do not beneficially own more than 1.0% of the Company's outstanding common stock and have served on the board for at least six months. In 2000, the seven non-employee directors each received options to purchase 2,000 shares of common stock. Any new director elected in the future will receive options to purchase 10,000 shares on the date of his or her election to the Board. Additional awards of options to purchase 2,000 shares are made to each eligible director on the day after each annual shareholders' meeting.

The option price per share is equal to the fair market value of the common stock on the trading day next preceding the date the option is granted. No option will vest or may be exercised to any extent until the holder has served as director of the Company continuously for at least three months from the date of grant, provided that such options shall vest and become exercisable upon termination of employment by reason of death, disability or retirement, subject to the terms and conditions of the plan.

During 2000, the Company retained Blumenfeld, Kaplan & Sandweiss, P.C., of which Mr. Sandweiss was Of Counsel. The Company expects to use the firm in 2001.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        AND PRINCIPAL BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth the amount of the Company's common stock beneficially owned by each of the directors and executive officers of the Company shown in the summary compensation table, and by all directors and executive officers of the Company as a group, all as of March 2, 2001, based upon information obtained from such persons:

                                                                    Shares
                                                                 Beneficially
 Name                             Company Position               Owned (1)(2)
 ---------------------  ------------------------------------   ----------------
 Larry S. Blazevich     Vice President and Chief Information
                        Officer                                      44,395 (3)

 Carl T. Cori (4)       Former Director and Former Chairman         465,020 (3)

 Nina V. Fedoroff       Director                                     16,800 (5)

 David R. Harvey (4)    Director, Chairman, President and
                        Chief Executive Officer                     216,990 (3)

 Michael R. Hogan       Chief Financial Officer, Chief
                        Administrative Officer and Secretary         63,000 (3)

 David M. Kipnis        Director                                     22,686 (5)

 Andrew E. Newman       Director                                     20,000 (5)

 William C. O'Neil,
  Jr.                   Director                                     20,000 (5)

 Jerome W. Sandweiss    Director                                     30,000 (5)

 D. Dean Spatz          Director                                     25,200 (5)

 Thomas N. Urban        Director                                     27,982 (5)

 Frank Wicks            President, Scientific Research               76,993 (3)

 Directors and
 executive officers as
 a group                                                          1,378,674 (3)

-------------------------------------------------------------------------------
(1) Each nominee has both sole voting power and sole investment power with respect to the shares set forth in the table opposite his name, except as follows: Mr. Hogan shares voting and investment power as to 33,000 shares held in joint tenancy with his spouse. Mr. Spatz shares voting and investment power as to 4,200 shares held in joint tenancy with his spouse. Shares owned separately by spouses are not included.

(2) Represents less than one percent (1%) of the Company's common stock outstanding as of March 2, 2001, for each of the named individuals and less than two percent (2%) for the group.

(3) Includes 42,000, 100,000, 53,700, 30,000, 69,000, and 760,881 shares subject to stock options that are exercisable as of, or within sixty days of, March 2, 2001, for Mr. Blazevich, Drs. Cori and Harvey, Mr. Hogan and Dr. Wicks and for the directors and executive officers as a group, respectively.

(4) Dr. Cori retired as Chairman on December 31, 2000 and Dr. Harvey was elected to the position of Chairman following Dr. Cori's retirement. Dr. Cori also retired as a Director in February 2001.

(5) Includes 16,000 shares awarded under the Directors' Non-Qualified Share Option Plan of 1998. These shares are exercisable as of March 2, 2001.

Principal Beneficial Owners

The following table sets forth information for each person or company that, to the knowledge of the Company, beneficially owned more than five percent (5%) of the Company's common stock as of March 2, 2001.

                                            Shares Beneficially Percent of Shares
Name and Address                                   Owned           Outstanding
------------------------------------------- ------------------- -----------------
Alfred R. Bader                                  5,274,260(1)          7.0%
777 East Wisconsin Avenue
Milwaukee, WI 53202
AIM Funds Management, Inc.                       4,624,900(2)          6.1%
5140 Youge Street, Suite 900
Toronto, Ontario M2N 6X7
PRIMECAP Management Company                      3,596,500(3)          4.8%
225 South Lake Avenue #400
Pasadena, CA 91101
State Farm Mutual Automobile Insurance           6,328,852(4)          8.4%
 Company and related entities
One State Farm Plaza
Bloomington, IL 61710
Vanguard Specialized Funds--                     4,786,300(5)          6.4%
Vanguard Health Care Fund
P.O. Box 2600
Valley Forge, PA 19482
Wellington Management Company, LLP               5,346,400(6)          7.1%
75 State Street
Boston, MA 02109

-------------------------------------------------------------------------------
(1) As set forth in such person's Schedule 13G/A, dated February 1, 2000, filed with the Securities and Exchange Commission.

(2) As set forth in such company's Schedule 13G/A, dated January 30, 2001, filed with the Securities and Exchange Commission. Of the shares set forth opposite their name, AIM Funds Management, Inc. reports (i) sole voting power over none of the shares, (ii) shared voting power over 4,624,900 shares, (iii) sole dispositive power over none of the shares and (iv) shared dispositive power over 4,624,900 shares.
(3) As set forth in such company's Schedule 13G/A, dated February 28, 2001, filed with the Securities and Exchange Commission. Of the shares set forth opposite their name, PRIMECAP Management Company reports (i) sole voting power over 11,000 shares, (ii) shared voting power over none of the shares, (iii) sole dispositive power over 3,911,000 shares and (iv) shared dispositive power over none of the shares.

(4) As set forth in such company's Schedule 13G/A, dated February 15, 2001, filed with the Securities and Exchange Commission. Shares set forth opposite "State Farm Mutual Automobile Insurance Company" represent shares owned by entities affiliated with State Farm Mutual Automobile Insurance Company. The filing indicates that such entities may constitute a group but states that each person disclaims beneficial ownership as to all shares not specifically attributed to such entity in the filing and disclaims that it is part of a group. Of the shares set forth opposite their name, State Farm Mutual Automobile Insurance Company reports (i) sole voting power over 6,303,180 shares, (ii) shared voting power over 2,046 shares, (iii) sole dispositive power over 6,303,180 shares, and (iv) shared dispositive power over 23,626 shares.

(5) As set forth in such company's Schedule 13G, dated February 9, 2001, filed with the Securities and Exchange Commission. Of the shares set forth opposite their name, Vanguard Specialized Funds--Vanguard Health Care Fund reports (i) sole voting power over 4,786,300 shares, (ii) shared voting power over none of the shares, (iii) sole dispositive power over none of the shares and (iv) shared dispositive power over 4,786,300 shares. See note (6).

(6) As set forth in such company's Schedule 13G/A, dated February 14, 2001, filed with the Securities and Exchange Commission. Of the shares set forth opposite their name, Wellington Management Company, LLP reports on behalf of its subsidiary, Wellington Trust Company, NA, (i) sole voting power over none of the shares, (ii) shared voting power over 546,100 of the shares, (iii) sole dispositive power over none of the shares and (iv) shared dispositive power over 5,346,400 shares in its capacity as investment adviser to various clients. No such client was known to have the right or power to direct the receipt of dividends or sale proceeds with respect to more than 5% of the class except Vanguard Health Care Fund. See note (5).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own beneficially more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and any national securities exchange on which the Company's securities are listed and furnish the Company with copies of all Section 16(a) reports so filed. Based solely on a review of forms and certain written representations furnished to the Company, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during 2000, except for Nina V. Fedoroff, who filed one report covering one transaction late.

Management Share Ownership Plan

The Company approved shareholding requirements for the following positions as follows:

                                                       Shareholding
                                                        Requirement
                         Position                    (salary multiple)
                         --------                    ----------------
        Chairman & CEO                                      3X
        Business Unit Presidents, CAO & CFO                 2X
        Other Corporate Officers & Brand Presidents         1X
        Vice Presidents & Key Country Managers             .5X

These requirements were implemented in 2000, with three years allowed for participants in the United States and five years allowed for participants outside of the United States to achieve the required investment level. At December 31, 2000, all members of these groups met the shareholding requirement, with total holdings for the entire group of 370,749 shares.

                 INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table presents compensation information for the Chief Executive Officer and the four other most highly compensated executive officers based on salary and bonus in 2000 for the years ended December 31, 2000, 1999 and 1998:

                          Summary Compensation Table

                                Annual Compensation      Long-term Compensation
                           ----------------------------- ----------------------
                                                         Number of
                                                           Shares
                                                         Underlying
                                     Bonus  Other Annual  Options      LTIP     All Other
Name/Position         Year  Salary    (1)   Comp. (2)(3)  Granted   Payouts (2) Comp. (4)
-----------------------------------------------------------------------------------------
Larry S. Blazevich    2000 $260,000 $ 7,583        --      18,000          --    $6,720
Vice President &      1999  285,000      --        --      15,000          --     6,360
Chief Information
 Officer              1998  250,000      --        --      10,000          --     6,300
-----------------------------------------------------------------------------------------
Carl T. Cori (5)      2000  450,000      --        --          --          --     6,720
Chairman              1999  680,000      --   255,695      50,000     390,000     6,360
                      1998  730,000      --   469,103      50,000     715,500     6,360
-----------------------------------------------------------------------------------------
David R. Harvey (5)   2000  625,000  21,875        --      50,000          --     6,720
President & CEO       1999  475,000      --   137,682      50,000     210,000     6,360
                      1998  508,000      --   260,613      50,000     397,500     6,360
-----------------------------------------------------------------------------------------
Michael R. Hogan (6)  2000  353,500  12,372        --      30,000          --     6,720
CFO, CAO              1999  300,100      --        --      75,000          --     6,210
& Secretary
-----------------------------------------------------------------------------------------
Frank Wicks           2000  245,000   8,575        --      30,000          --     6,720
President,            1999  290,000      --        --      20,000          --     6,360
Scientific Research   1998  215,000      --        --          --          --     6,360
-----------------------------------------------------------------------------------------

(1) Amounts are earned and accrued during the fiscal years indicated, and are paid subsequent to the end of each fiscal year, pursuant to the Company's Annual Cash Bonus Program, discussed on page 13.
(2) The value of shares issued under the Incentive Stock Bonus Plan in 1999 and 1998 relate to performance in 1993 and 1992 respectively, and are presented as long-term incentive plan ("LTIP") payouts. Such values represent the aggregate market value of shares of common stock issued on the payout date. Cash payouts to cover Federal income taxes related to the issuance of such shares are presented as other annual compensation. Drs. Cori, Harvey and Wicks and Mr. Blazevich hold 38,950, 23,950, 6,600 and 500 Bonus Units, respectively, as of December 31, 2000. Shares of common stock issuable upon vesting of such Bonus Units have a value of $1,531,241, $941,546, $259,466 and $19,657, respectively, based upon the closing price of the Company's common stock as of such date. See "Incentive Stock Bonus Plan" on page 11 for further information.
(3) Excludes the value of personal use of automobiles and club memberships provided by the Company, the amounts of which are immaterial for each executive officer.
(4) Represents amounts contributed for each executive officer under the Company's 401(k) Retirement Savings Plan in 2000, 1999 and 1998, respectively.
(5) Dr. Cori retired as Chairman on December 31, 2000 and Dr. Harvey was elected to the position of Chairman following Dr. Cori's retirement.
(6) Mr. Hogan joined the Company as CFO in April 1999 and was named Secretary in May 1999 and CAO in November 1999.

Incentive Stock Bonus Plan

The Company's Incentive Stock Bonus Plan is administered by the Compensation Committee of the Board. See "Compensation Committee Report on Executive Compensation--Incentive Compensation" on page 13 of this Proxy Statement for information concerning the plan.

The LTIP payouts to each of the named executive officers as presented in the Summary Compensation Table for the years ended December 31, 1999 and 1998 relate to performance in the years ended December 31, 1993 and 1992, respectively. Additionally, LTIP payouts to the Company's other executive officers were $126,000 and $87,450 for shares and $82,609 and $57,335 in cash for 1999 and 1998, respectively.

No bonus units were awarded to the executive officers for performance in 1998 or 1999 and no bonus units will be awarded under the Incentive Stock Bonus Plan for the year ended December 31, 2000.

Stock Options

The Company's Share Option Plan of 2000 is administered by the Compensation Committee, which grants options to employees as the Committee determines, taking into account the employees' duties, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant. The exercise price of the options is determined by the Committee, however, no incentive stock option may have an exercise price less than the fair market value of the shares at the date of the grant. Full payment for stock being purchased must be made in cash or Company common stock at the time an option is exercised. Options are not transferable other than by will or by the laws of descent and distribution. Options expire ten years from the date of grant, although the Committee may grant non-qualified options with longer terms to participants outside of the United States. Options will generally terminate no later than twelve months after an optionee's termination of employment without cause (as defined in the plan), retirement, death or disability.

The following table sets forth information related to stock options granted to the named executive officers during the year ended December 31, 2000:

                                                               Potential Realizable
                                  % of                           Value at Assumed
                    Number of     Total                        Annual Rates of Stock
                      Shares     Options  Exercise              Price Appreciation
                    Underlying   Granted    Price               for Option Term (3)
                     Options       to     ($/Share) Expiration ---------------------
Name of Executive    Granted    Employees   (2)        Date        5%        10%
------------------------------------------------------------------------------------
Larry S. Blazevich    18,000(1)    1.4%    $36.50   11/13/2010 $  413,184 $1,047,089
Carl T. Cori              --        --         --           --         --         --
David R. Harvey       50,000(1)    3.8      36.50   11/13/2010  1,147,733  2,908,580
Michael R. Hogan      30,000(1)    2.3      36.50   11/13/2010    688,640  1,745,148
Frank Wicks           30,000(1)    2.3      36.50   11/13/2010    688,640  1,745,148

-------------------------------------------------------------------------------
(1) Options vest at the rate of 20% per year beginning November 13, 2001, immediately upon a "change of control" or upon termination of employment by reason of death, disability or retirement. "Change of control" is defined generally in the same manner as "change of control" in "Employment and Other Agreements" on page 10.
(2) Exercise price equals the average of the high and low market price per share on the grant date.
(3) Presentation is required by Securities and Exchange Commission rules and is not intended to forecast possible future price appreciation of the Company's common stock.

Additionally, options to acquire 156,000 shares were granted to other executive officers at an exercise price of $36.50 and options to acquire 1,043,250 shares were granted to members of the management group at exercise prices ranging from $23.125 to $36.50 per share.

No stock options were exercised by the named executive officers during the year ended December 31, 2000.

The following table presents (i) the unexercised options held by each named executive officer and (ii) the value of all in-the-money options as of December 31, 2000, as if all such in-the-money options were vested and exercisable as of December 31, 2000:

                      Option Values at December 31, 2000

                        Number of Shares
                     Underlying Unexercised   Value of Unexercised In-
                          Options Held          the-Money Options (1)
                    ------------------------- -------------------------
Names               Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------
Larry S. Blazevich     31,000       42,000     $ 290,063    $275,250
Carl T. Cori          100,000           --       743,750          --
David R. Harvey        33,700      116,300       219,144     665,231
Michael R. Hogan       15,000       90,000       186,563     830,625
Frank Wicks            65,000       54,000     1,054,188     309,875
-----------------------------------------------------------------------

(1) Calculated as the aggregate closing market price per share of the Company's common stock on December 31, 2000, for the total number of in-the-money shares under option, net of the aggregate value of all option exercise proceeds.

Retirement Security Value Plan (Pension Plan)

The Sigma-Aldrich Retirement Security Value Plan is a tax-qualified, noncontributory retirement plan that provides all eligible employees, including the named executive officers, with a retirement benefit based upon a formula. The plan provides an annual addition to each participant's account compensation, ranging from 2% to 5% of salary, depending on years of service. Each account is also credited with interest annually. In no event will the benefit provided by the Retirement Security Value Plan at retirement be less than the benefit provided by the previous pension plan formula for any employee who was a participant in the plan as of January 1, 1996. Pension credits have been and will continue to be restricted by the Internal Revenue Code limitations above certain levels of compensation and the Company does not have a supplemental plan to provide benefits based upon earnings above these limitations. Taking into account these limitations and assuming that each executive officer continues employment with the Company until the normal retirement age of 65 at his current cash compensation level and that interest rates remain at December 31, 2000 levels, Drs. Harvey and Wicks and Messrs. Blazevich and Hogan would receive upon retirement an annual pension benefit in the form of a single life annuity of $69,044, $74,817, $17,460 and $21,944, respectively, or at his election, a lump sum distribution based on the present value of such annual benefits. Dr. Cori received a lump sum distribution of $1,103,040 upon his retirement.

Employment and Other Agreements

The Company has Employment Agreements ("Agreements") with Drs. Harvey and Wicks and Messrs. Blazevich and Hogan which provide severance compensation (with an offset for monies earned elsewhere under certain defined situations) to each of these executives in the event of his cessation of employment with the Company or any of its subsidiaries after the occurrence of a change in control of the Company. "Change in control" is defined in the Agreements to have occurred when an individual, partnership, corporation or other entity acquires more than thirty-five percent of the outstanding shares of the Company's common stock and there is a change in the majority of the Directors of the Board (or other body supervising the employment of officers) within any four hundred day period. Prior to a change in control, the Agreement may be terminated upon sixty-days notice given by either the executive or the Company. Unless notice is given to the contrary, the three-year term of the Agreements is automatically extended for an additional year at the end of each agreement year. Compensation covered by the Agreements is set annually by the Compensation Committee, except that after a change in control, if the executive leaves, the level of severance pay is the amount last set by the Compensation Committee immediately prior to the change in control. No payments are made under the Agreements if the cessation of employment is due to death. If a change in control of the Company had occurred as of March 2, 2001, and the employment of the named executive officers of the Company had been terminated, Drs. Harvey and Wicks and Messrs. Blazevich and Hogan would have collectively received $3,601,000.

The Incentive Stock Bonus Plan also contains provisions that protect the participants against the loss of Bonus Units earned if there shall have been a change in control of the Company prior to the scheduled payout of stock and cash for such earned Bonus Units. "Change in control" is defined in the Incentive Stock Bonus Plan in the same manner as it is in the Agreements above. If a change in control of the Company had occurred as of March 2, 2001, and the employment of the named executive officers of the Company had been terminated, Drs. Harvey and Wicks and Messrs. Blazevich and Hogan would have collectively received 20,550 shares of the Company's common stock and $589,452.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee

The Committee is composed of the three members named below, none of whom is an employee of or is involved in any interlocking relationship with the Company.

Compensation Policy

The Committee believes that increasing share value on a long-term basis is the goal of shareholders. The Company's compensation policy is designed to motivate employees to improve productivity and performance, resulting in increased profitability and, thus, improvement in shareholder value. To align the financial interests of senior executives and managers with those of shareholders, the Company uses incentive compensation that is tied directly to the Company's operating results and is highly sensitive to the market price of the Company's common stock. Accordingly, the Committee believes that increasing profits and long-term growth in share value will be the goals of both management and shareholders. The Company's policy is to structure compensation such that any executive compensation in excess of $1 million is tax deductible for the Company.

Compensation for the Company's executive officers includes three elements: (1) salary, (2) a cash bonus and (3) longer-term incentive compensation. The Company has no long-term employment contracts with any of its executive officers other than the Employment Agreements previously described in this Proxy Statement which become applicable only if there should be a change in control of the Company.

Salary

At the end of each fiscal year, the Committee reviews with Dr. Harvey an annual salary plan for the Company's executive officers and then approves such plan with any modifications it deems appropriate. The Committee approves the salary plan after assessing the Company's overall performance, including a review of the operating results of the Company and the executive officers' responsibilities and after making judgments about past and expected future contributions of the individual executive officers. The review of operating results is general in nature, rather than being based upon any specific weighting formula for measures which include the Company's sales, earnings and earnings per share growth, profit margins, acquisition activities and general financial condition. The Committee's assessment also considers the difficulty of achieving performance levels based on its understanding of the Company's business and market conditions as well as competitive pressures. In reviewing the individual executive officers' responsibilities and performance, the Committee also considers their non-financial contributions to the Company, such as the quality and progress of research, marketing and production activities. The Committee performs its review in a general, subjective manner with consideration given to all factors, including general knowledge of other executive officers' salaries and taking particular note of the continued growth in sales and earnings per share, as illustrated by the following graphs. (Note: Sales amounts have been reclassified to conform to 2000 presentation and exclude the sales ($ in millions) of $201.6, $225.4, $228.4, $252.6 and $101.1 and earnings per share-diluted (dollars) of $.20, $.23, $.21, $.24 and $.12 for 1996, 1997, 1998, 1999 and 2000, respectively, of the
Company's discontinued metal business, B-Line Systems):




Based upon the business knowledge and experience of the Committee members, they believe that the executive officers' salaries are appropriate in view of the level of responsibilities and contributions by each executive officer.

Annual Cash Bonus Program

During 2000, the Company adopted an annual cash bonus program for all management employees to further align the interests of management with its shareholders. Employees included in the bonus program are eligible for annual payments only to the extent the Company meets certain predetermined financial goals.

For 2000, the performance goals were based on sales and operating income targets. The maximum cash payment for eligible employees was set at between 10% and 30% of their annual salary, based on their expected contribution to meeting Company objectives. Based on 2000 sales and operating income increases, actual cash bonus payments in 2001 were between 1.2% and 3.5% of eligible employees' annual salaries.

Incentive Compensation

Incentive Stock Bonus Plan. Awards from the Company's Incentive Stock Bonus Plan (the "Plan"), a shareholder-approved plan implemented in 1978 and amended in 1996, are tied directly to the Company's annual operating results. The Plan provides generally that, if the Company's pre-tax operating income has increased by at least 10% over the prior year, the Committee establishes a Bonus Pool, with the maximum amount determined by the following formula:

    Percentage
    increase in     Maximum Bonus Pool
      pre-tax     as a percentage of the
     operating     increase in pre-tax
      income         operating income
    -----------   ----------------------
   Less than 10%            --
    10.0-12.4%             3.0%
    12.5-14.9%             4.0%
   15% and above           5.0%

The Committee fixes the maximum dollar amount of Bonus Units and Tax Offset Bonus Units which may be awarded to Dr. Harvey during the first 90 days of each calendar year. After the end of each calendar year, but prior to the award of Units, the Committee will certify in writing whether the performance goals under the plan have been met. If pretax operating income for the year has reached a level sufficient to generate a Bonus Pool, the Committee will allocate Bonus Units to Dr. Harvey in an amount not to exceed the maximum set by the Committee during the first 90 days of the calendar year. If a positive value remains in the Bonus Pool after subtracting the value of the Bonus Units awarded to Dr. Harvey, the remaining Bonus Units may be awarded by the Committee to participants designated by the Committee. The Units will initially be valued at the closing price of the Company's common stock on the day before the date of the awards. All awards are made within 30 days after the end of the first quarter of the year following the year for which the awards are earned.

The Committee reviews with Dr. Harvey its recommendation for awards of Bonus Units to the executive officers (other than Dr. Harvey) and other senior managers. In the course of this review, the Committee considers performance evaluations of each of the executives and senior managers and separately considers and sets the award to Dr. Harvey. In establishing the amount of the Bonus Pool and the specific awards to the executive officers the Committee takes into account operating results and other criteria in a review similar to that described under Salary above. Because his responsibilities have more impact on the Company's current and future operating results, the Committee feels that Dr. Harvey should have a greater proportion of his annual compensation tied directly to the Company's performance. Accordingly, Dr. Harvey has a greater participation in the Incentive Stock Bonus Plan than do the other executive officers.

The Plan provides for issuance of one share of the Company's common stock for each Bonus Unit awarded. Shares are issued only after the participant has been employed for five years following the year for which an award has been made (or earlier in certain limited circumstances). As a result, the value of Bonus Units awarded for any year under the Plan is sensitive to the market price of the Company's common stock over a five-year period, thus providing the participant with a longer-term perspective. The Plan also provides for payment of cash when the shares are issued so that the participant is not compelled to sell any of the shares in order to pay Federal income taxes and, in the case of Dr. Harvey, Tax Offset Bonus Units. The cost of the Plan since its inception has ranged between 1.0% and 1.5% of cumulative pre-tax income, except for 1994, 1998 and 1999, where no bonus units were awarded and for 2000 for which no bonus units will be awarded. The Committee expects that the future cost will continue to constitute between 1.0% and 1.5% of the Company's cumulative pre-tax income. See "Incentive Stock Bonus Plan" on page 9 of this Proxy Statement for additional information concerning this plan.

Share Option Plan of 2000. Each year, the Committee considers the desirability of granting options under the Company's Share Option Plan of 2000 to key employees. The Committee believes that granting stock options is desirable because it directly correlates long-term compensation of key employees with share price appreciation. In determining grants, the Committee generally considers the same factors as those discussed under Salary above. The Committee does not consider the amounts or terms of prior stock option grants in determining current grants. Options for 128,000 shares were granted to the named executive officers in 2000. See "Stock Options" on page 9 of this Proxy Statement for additional information concerning this plan.

2000 CEO and Executive Officer Compensation

The Committee's approach is to have a large amount of Dr. Harvey's compensation dependent on Company performance. In measuring performance, emphasis is placed on year-to-year increases in earnings, which is the criterion used to establish the maximum Bonus Pool under the Company's Incentive Stock Bonus Plan.

In 2000, the Committee approved a thirteen-percent increase in Dr. Harvey's annual salary to reflect the additional responsibilities and expected contributions associated with serving as President and CEO.

The Company did not award Bonus Units under the Incentive Stock Bonus Plan in 2000 since the increase in earnings in 1999 did not meet plan minimums.

For the other executive officers, the Committee determined that 2000 compensation should reflect the Company's performance, the level of the officers' responsibilities and any changes thereto during the year, and the officers' contribution to strategic initiatives that will drive future growth. The Committee believes that the compensation policies and programs it has implemented have committed the executive officers of the Company to achieve long-term improvement in operating results.

                                          COMPENSATION COMMITTEE

                                          William C. O'Neil, Jr. (Chairman)
                                          Andrew E. Newman
                                          Thomas N. Urban

                           REPORT OF AUDIT COMMITTEE

To the Board of Directors of Sigma-Aldrich Corporation:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                          D. Dean Spatz (Chairman)
                                          Nina V. Fedoroff
                                          Andrew E. Newman
                                          Jerome W. Sandweiss

PERFORMANCE GRAPH

The following performance graph compares the Company's cumulative shareholder return (stock price appreciation plus reinvestment of dividends) for a five year period ended December 31, 2000, with that of the Standard & Poor's 500 Composite Stock Price Index and an index of the companies included in the Value Line Chemical Specialty Industry Group, assuming that $100 was invested in each on December 31, 1995, and that all dividends were reinvested. These indices are only included for comparative purposes as required by Securities and Exchange Commission rules and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's common stock, and are not intended to forecast or be indicative of possible future performance of the common stock.

[GRAPH]

                                 1995   1996   1997   1998   1999   2000
                                ------ ------ ------ ------ ------ ------
Sigma-Aldrich Corporation       100.00 127.02 163.00 121.51 125.60 164.91
Standard & Poors 500            100.00 123.25 164.21 210.85 253.61 227.89
Value Line: Chemical Specialty  100.00 119.83 148.57 132.15 130.71 158.99


In this Proxy Statement, the Company used as a performance graph comparison index those companies comprising the Value Line Chemical Specialty Industry Group (the "Group"). The 2000 Group includes the following companies: Agrium Inc., Airgas Inc., Arch Chemicals, Avery Dennison Corp., Crompton Corp., Ecolab Inc., Engelhard Corp., Ethyl Corp., Ferro Corp., H.B. Fuller Co., Great Lakes Chemical Corp., Hercules Inc., International Flavors & Fragrances, International Specialty Products, Lilly Industries Inc., Lubrizol Corp., MacDermid Inc., Material Sciences Corp., NCH Corp., OM Groups, Park Electrochem, Penford Corp., Praxair Inc., Quaker Chemical Corp., Rohm & Haas Co., RPM Inc., A. Schulman Inc., Sherwin Williams Co., Tredegar Corp., Valspar Corp., WD-40 Co. and Wellman Inc.

The 2000 Group added Arch Chemicals and Crompton Corp. and deleted Bush Boake Allen, CK Witco, Calgon Carbon Corp., M.A. Hanna Co. and Medical Manager from the 1999 Group. With these exceptions, which resulted solely from the independent action of Value Line, the 2000 and 1999 Groups are identical.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the directors for the current year is Arthur Andersen LLP, independent public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

FISCAL 2000 AUDIT FIRM FEE SUMMARY

During fiscal year 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

         Audit Fees                                  $  821,000
         Financial Information Systems Design and
          Implementation Fees                                --
         All Other Fees                               1,577,000

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

VOTE REQUIRED; OTHER MATTERS

The affirmative vote of the holders of a majority of the shares that are represented by proxy at the Meeting and are entitled to vote on the subject matter is required to elect directors and approve any other matters properly brought before the Meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees as directors and proxies which are marked to abstain or to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the Meeting as to such matter or matters.

The Company knows of no other matters to be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxy intend to vote or act with respect to items in accordance with their best judgement. The affirmative vote of the holders of the majority of shares represented at the meeting and entitled to vote on the subject matter is required for approval of any such other matters which are properly brought before the meeting.

SHAREHOLDER PROPOSALS

Written proposals of shareholders to be included in the Proxy Statement and Proxy for the next Annual Meeting of Shareholders must have been received at the Company's principal executive office, 3050 Spruce Street, St. Louis, Missouri 63103, no later than December 1, 2001. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

Under the Company's By-laws, in order for a shareholder to nominate a candidate for director, or to bring other business before a shareholders' meeting, timely notice must be given to and received by the Company in advance of the meeting. In the case of an annual meeting, ordinarily, such notice must be given and received not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting (or between January 1, 2002 and January 31, 2002 in the case of the 2002 annual meeting of shareholders); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such notice must be given by the shareholder and received by the Company not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the Board of Directors is increased. In the case of a nomination, the shareholder submitting the notice must describe various matters as specified in the Company's By-laws, including the name and address of each proposed nominee, his or her occupation and number of shares held, and certain other information. In the case of a proposal of other business, the notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefor and other matters specified in the Company's amended By-laws.

In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to the notice of the meeting. In the event the Company calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if such shareholder complies with the timing and notice requirements contained in the By-laws. Proposals of other business may be considered at a special meeting requested in accordance with the By-laws only if the requesting shareholders give and the Company receives a notice containing the same information as required for an annual meeting at least 30 days prior to the earlier of the time the person so designated calls the meeting pursuant to Section 2.02 of the By-laws or the day on which public announcement of the date of the meeting is first made.

In the case of an annual or special meeting, the shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is 3050 Spruce Street, St. Louis, Missouri 63103. Any shareholder desiring a copy of the Company's Certificate of Incorporation, as amended, or amended By-laws will be furnished a copy without charge upon written request to the Secretary.

The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet to have a proposal included in the Company's proxy statement for an annual meeting.

In each case, the proposals or notices described above must be submitted in writing to Michael R. Hogan, Secretary, Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, Missouri 63103.

                                          By Order of the Board of Directors,

                                          Michael R. Hogan, Secretary

March 28, 2001

                                                                   Attachment A

                            AUDIT COMMITTEE CHARTER
                           SIGMA-ALDRICH CORPORATION

Adopted May 2, 2000

The Board of Directors of Sigma-Aldrich Corporation (the "Company") hereby adopts this Charter to govern the composition of its Audit Committee (the "Committee") and the scope of the Committee's duties and responsibilities, and to set forth specific actions the Board of Directors expects the Committee to undertake to fulfill those duties and responsibilities.

I.STATEMENT OF PURPOSE

The Committee will assist the Board of Directors in fulfilling the Board's oversight responsibilities with regard to the Company's financial reporting process. The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company's financial statements and internal controls rests with the Company's management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company's legal compliance programs. The primary responsibility for these matters also rests with the Company's management. The Board of Directors recognizes that the Committee necessarily will rely on the advice and information it receives from the Company's management, internal auditors and independent auditors. Recognizing these inherent limitations on the scope of the Committee's review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company's financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company's independent and internal auditors and the financial management of the Company.

II.COMPOSITION OF THE AUDIT COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors. The composition of the Committee shall, in the judgment of the Board, be such as to comply with Rule 4310(c)(26)(B) of The Nasdaq Stock Market Rules, or the applicable rule governing audit committees of such other exchange on which the Company's stock may be traded from time to time, or any successor rules.

III. MEETINGS

The Committee shall meet at least three (3) times annually, or more frequently as the Committee may from time to time determine to be appropriate. One or more of these meetings shall include separate executive sessions with the Company's Chief Financial Officer, the independent auditors and the Director, Internal Audit. Unless the Board has previously designated the Chair, the members of the Committee may designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chairman of the Board, Chairman of the Committee, independent auditor, Director, Internal Audit or Company's financial management.

At the invitation of the Audit Committee Chairman, the meetings will be attended by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Corporate Controller, Director, Internal Audit, representatives from the independent audit firm, and other persons as are appropriate to matters under consideration.

Written minutes pertaining to each meeting will be filed with the Chairman of the Board by the Audit Committee Chairman or his or her delegate. The Committee Chairman will present an oral report of Audit Committee meetings and other proceedings at each Board meeting.

IV. DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

The duties and responsibilities of the Committee shall include the following:

A.Independent Auditors

1.Receive the written disclosures and letter from the Company's independent auditors contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discuss with the auditors any issues required to be discussed regarding their objectivity and independence. Consider any significant non-audit assignments awarded to the independent auditors and determine whether or not these have impact upon the general independence of the audit firm in the performance of the annual audit.

2.Annually evaluate the qualifications and prior performance of the Company's current independent auditors, who shall be ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's Shareholders. Based on the representations regarding independence and the results of such evaluation, determine whether to recommend to the Board of Directors that the independent auditors be re-appointed or replaced. If a determination is made to recommend that the current independent auditors be replaced, recommend to the Board of Directors such replacement.

3.Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

4.Approve the compensation of the independent auditors.

5.Review with the independent auditors any matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. These requirements include discussions as to the judgements of the independent auditor regarding the quality associated with the Company's accounting principles and financial disclosures, as well as the independent auditor's views about whether management's choices of accounting principles, from the perspective of income, asset, and liability recognition, are common practice.

6.Review and discuss the Company's financial statements proposed to be included in the Company's Annual Report on Form 10-K with the Company's financial management and independent auditors. If deemed appropriate, after consideration of the reviews and discussion, including, without limitation, pursuant to Section IV.A.1 above, recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

7.Review and discuss the financial statements proposed to be included in the Company's public earnings reports and those contained in the Company's Quarterly Reports on Form 10-Q with the Company's financial management and independent auditors. The Chair of the Committee may represent the entire Committee for purposes of the Form 10-Q review.

8.Discuss the following at least annually with the Company's independent auditors: the adequacy and effectiveness of the Company's internal financial controls; the management letter issued by the independent auditor and management's response thereto; and actions management has taken or progress it has made in addressing issues raised by the independent auditors.

9.Review with management and the independent auditors any comments or inquiries from the Securities and Exchange Commission relating to the Company's financial statements or other financial matters included in the Company's periodic filings with the Commission.

B. Internal Auditors

1.Approve the annual audit plan, charter and staffing of the Internal Audit Department.

2.Discuss at least annually with the internal auditor the effectiveness of the Company's internal accounting controls, as well as any significant letters or reports to management issued by the internal auditors, and management's responses thereto.

3.Review annually with the independent auditor and the Director, Internal Audit the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

C. Management

1.Authorize and oversee investigations deemed appropriate by the Committee into any matters within the Committee's scope of responsibility as described in this Charter or as may be subsequently delegated to the Committee by the Board of Directors, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate.

2.Prepare the disclosure required of the Committee by S-K Item 306 of the Securities and Exchange Commission regulations to be included in the Company's annual proxy statement.

3.Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate. The Audit Committee charter and/or any significant changes thereto, will be disclosed at least triennially in the annual report to shareholders or in the proxy statement.

                                   FOR VOTING BY PHONE, INTERNET OR MAIL,
                                    PLEASE READ THE INSTRUCTIONS BELOW

[SIGMA-ALDRICH LOGO]           VOTE BY PHONE - 1800-690-6903
                               Use any touch-tone telephone to vote your proxy
                               24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                               VOTE BY INTERNET - WWW.PROXYVOTE.COM
                               Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your record and create an electronic ballot.

                               VOTE BY MAIL
                               Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to SIGMA-ALDRICH, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                               If you vote by phone or vote using the Internet,
                                         please do not mail your proxy.
                                               THANK YOU FOR VOTING

March 28, 2001

Dear Shareholder:

The annual meeting of Shareholders of Sigma-Aldrich Corporation will be held at Firstar Bank, 721 Locust Street, St. Louis, Missouri 63101 at 11:00 a.m. on Tuesday, May 1, 2001.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may sign, date and return this proxy card or you may vote by telephone or Internet.



TO VOTE, MARK BLOCKS BELOW IN BLUE
  OR BLACK INK AS FOLLOWS:           SIGALD   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
________________________________________________________________________________
                                                                         _______
SIGMA-ALDRICH CORPORATION

This proxy will be voted FOR item 1 unless otherwise directed, and in the discretion of the proxies on whatever other business may properly come before the meeting.

  The Board of Directors recommends a vote FOR the following:     For     Withhold    For All    To withhold authority to vote, mark
                                                                  All        All      Except:    "For All Except" and write the
  Vote On Directors                                                                              nominee's number on the line below.
  1. ELECTION OF DIRECTORS: 01) Nina V. Fedoroff, 02) David       [  ]      [  ]      [  ]       ___________________________________
     R. Harvey, 03) David M. Kipnis, 04) Andrew E. Newman,
     05) William C. O'Neil, Jr., 06) Jerome W. Sandweiss,
     07) D. Dean Spatz, and 08) Thomas N. Urban
                                                                     The undersigned hereby acknowledges receipt of the Notice of
                                                                     Annual Meeting and accompanying Proxy Statement, each dated
                                                                     March 28, 2001, and hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.

For address changes and/or comments, please check this box  [  ]
and write them on the back where indicated.                          If stock is owned in joint names all owners must sign. If
                                                                     signing for estates, trusts or corporations, please indicate title or capacity.

/____________________________________/__________/                            /_______________________________________/___________/
Signature (PLEASE SIGN WITHIN BOX)    Date                                    Signature (Joint Owners)                Date

______________________________________________________________________________